                                                                    EXHIBIT 23.2

         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 8, 2000 relating to the financial statements of Romac International, Inc., which appears in the Current Report on Form 8-K of Kforce Inc. We also consent to the incorporation by reference of our report dated February 8, 2000 relating to the financial statement schedules, which appears in the Current Report on Form 8-K of Kforce Inc. We also consent to the references to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tampa, Florida
May 24, 2002